November 12, 2009

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:           Cono Italiano, Inc.

Dear Ladies and Gentlemen:

We have read Item 4.01 of Amendment No. 1 to Form 8-K of Cono Italiano, Inc. dated November 12, 2009 and agree with the statements concerning our Firm contained therein.

Yours truly,

Paritz & Company, P.A.